Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR Q3 2020, UP 8%; RECORD ASSETS, LOANS, AND DEPOSITS; INCREASE IN QUARTERLY DIVIDEND DECLARED

Medford, MA, October 13, 2020—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $30,609,000 for the nine months ended September 30, 2020, or $5.50 per Class A share diluted, an increase of 5.7% compared to net income of $28,967,000, or $5.20 per Class A share diluted, for the same period a year ago. Total assets increased 14.6% from $5.49 billion at December 31, 2019 to $6.3 billion at September 30, 2020. For the quarter ended September 30, 2020, net income totaled $10,887,000 or $1.96 per Class A share diluted, an increase of 8.0% compared to net income of $10,084,000, or $1.81 per Class A share diluted, for the same period a year ago.

The Company’s Board of Directors voted to increase its regular quarterly dividend from 14.00 cents ($0.14) per share to 16.00 cents ($0.16) per share on the Company’s Class A common stock, and from 7.00 cents ($0.07) per share to 8.00 cents ($0.08) per share on the Company’s Class B common stock. The dividends were declared payable November 16, 2020 to stockholders of record on November 2, 2020.

Net interest income totaled $78.4 million for the nine months ended September 30, 2020 compared to $70.5 million for the same period in 2019. The 11.2% increase in net interest income for the period is primarily due to a decrease in interest expense as a result of falling interest rates. Prepayment penalties collected amounted to approximately $946,000 for the first nine months of 2020 compared to $18,000 for the same period last year. The net interest margin decreased from 2.08% on a fully tax-equivalent basis for the first nine months of 2019 to 2.01% for the same period in 2020. This was primarily the result of increased margin pressure during the recent decrease in interest rates across the yield curve. The average balances of earning assets increased for the first nine months of 2020 compared to the same period last year, by $609.0 million or 12.3%, combined with an average yield decrease of 0.55%, resulting in a decrease in interest income of $6.2 million. The average balance of interest-bearing liabilities increased for the first nine months of 2020 compared to the same period last year, by $486.9 million or 12.1%, combined with an average interest-bearing liabilities interest cost decrease of 0.59%, resulting in a decrease in interest expense of $14.1 million.

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The provision for loan losses increased by $2,975,000 from $700,000 for the nine months ended September 30, 2019 to $3,675,000 for the same period in 2020, primarily as a result of the economic uncertainties associated with the novel coronavirus disease (COVID–19) pandemic and increased loan balances.

The Company’s effective tax rate increased from 2.0% for the nine months ended September 30, 2019 to 9.5% for the same period in 2020. This was primarily as a result of an increase in taxable income relative to total income and a reduction in tax accruals, during 2019, related to sequestration of the refundable portion of our alternative minimum tax (AMT) credit carryforward. On January 14, 2019, the IRS updated its announcement “Effect of Sequestration on the Alternative Minimum Tax Credit for Corporations” to clarify that refundable AMT credits under Section 53(e) of the Internal Revenue Code are not subject to sequestration for taxable years beginning after December 31, 2017. On March 27, 2020, the Coronavirus, Aid, Relief and Economic Security (CARES) Act was signed into law. As a result of the CARES Act, the full balance of the AMT credit was refunded in 2020.

At September 30, 2020, total equity was $363.4 million compared to $332.6 million at December 31, 2019. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.79% at September 30, 2020, compared to 7.25% at December 31, 2019. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of September 30, 2020 was $65.27 per share compared to $59.73 at December 31, 2019.

The Company’s allowance for loan losses was $33.4 million or 1.12% of loans outstanding at September 30, 2020 compared to $29.6 million or 1.22% of loans outstanding at December 31, 2019, and $29.1 million or 1.22% of loans outstanding at September 30, 2019. The ratio of the allowance for loan losses to loans outstanding has decreased from December 31, 2019, primarily from approximately $232 million of Payroll Protection Program (PPP) loans that are guaranteed by the U.S. Small Business Administration (SBA), which require no allowance for loan losses. Nonperforming assets totaled $1.4 million at September 30, 2020, compared to $2.0 million at December 31, 2019, and $1.1 million at September 30, 2019.

As of September 30, 2020, the Company has COVID-19 modifications of 33 loans aggregating $37,987,000, primarily consisting of short-term payment deferrals. Of these modifications, $37,987,000, or 100%, were performing in accordance with their modified terms.

The CARES Act also allows companies to delay Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) 2016-13, Measurement of Credit Losses on Financial Instruments (CECL), including the current expected credit losses methodology for estimating allowances for credit losses. The Company has elected to delay FASB ASU 2016-13. This ASU will be delayed until the earlier of the date on which the national emergency concerning the COVID–19 outbreak declared by the President on March 15, 2020 terminates or December 31, 2020, with an effective retrospective implementation date of January 1, 2020.

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The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	September 30,	December 31,
	2020	2019
Assets
Cash and Due From Banks	$101,679	$44,420
Federal Funds Sold and Interest-bearing Deposits In Other Banks	310,901	214,273
Securities Available-for-Sale (AFS)	293,277	262,190
Securities Held-to-Maturity	2,407,176	2,351,120
Federal Home Loan Bank of Boston stock, at cost	13,361	19,471

Loans:
Commercial & Industrial	1,315,407	812,417
Municipal	130,047	120,455
Construction & Land Development	9,116	8,992
Commercial Real Estate	784,895	786,102
Residential Real Estate	443,703	371,897
Consumer and Other	19,866	21,893
Home Equity	287,099	304,363

Total Loans	2,990,133	2,426,119
Less: Allowance for Loan Losses	33,394	29,585

Net Loans	2,956,739	2,396,534
Bank Premises and Equipment, net	37,340	33,952
Accrued Interest Receivable	13,223	13,110
Goodwill	2,714	2,714
Other Assets	159,016	154,640

Total Assets	$6,295,426	$5,492,424

Liabilities
Demand Deposits	$991,590	$712,842
Interest Bearing Deposits:
Savings and NOW Deposits	1,932,339	1,678,250
Money Market Accounts	1,906,676	1,453,572
Time Deposits	581,866	555,447

Total Interest Bearing Deposits	4,420,881	3,687,269

Total Deposits	5,412,471	4,400,111
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	231,030	266,045
Other Borrowed Funds	152,248	370,955

Total Borrowed Funds	383,278	637,000
Other Liabilities	100,160	86,649
Subordinated Debentures	36,083	36,083

Total Liabilities	5,931,992	5,159,843
Total Stockholders’ Equity	363,434	332,581

Total Liabilities & Stockholders’ Equity	$6,295,426	$5,492,424

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and nine months ended September 30, 2020 and 2019

(in thousands)

	Quarter ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Interest Income:
Loans	$21,431	$22,117	$63,478	$65,106
Securities Held-to-Maturity	14,186	14,623	44,701	43,006
Securities Available-for-Sale	818	2,184	3,493	7,305
Federal Funds Sold and Interest-bearing Deposits In Other Banks	69	928	747	3,204

Total Interest Income	36,504	39,852	112,419	118,621
Interest Expense:
Savings and NOW Deposits	1,726	5,445	7,569	16,788
Money Market Accounts	3,056	5,050	12,090	15,805
Time Deposits	2,858	3,038	9,141	8,724
Securities Sold Under Agreements to Repurchase	241	697	1,176	1,572
Other Borrowed Funds and Subordinated Debentures	1,292	1,852	4,093	5,274

Total Interest Expense	9,173	16,082	34,069	48,163

Net Interest Income	27,331	23,770	78,350	70,458
Provision For Loan Losses	900	75	3,675	700

Net Interest Income After Provision for Loan Losses	26,431	23,695	74,675	69,758
Other Operating Income:
Service Charges on Deposit Accounts	2,239	2,310	6,558	6,801
Lockbox Fees	996	937	2,850	3,018
Net Gain on Sales of Loans	—	—	—	154
Other Income	934	1,039	3,112	3,737

Total Other Operating Income	4,169	4,286	12,520	13,710
Operating Expenses:
Salaries and Employee Benefits	11,362	10,670	33,020	32,621
Occupancy	1,477	1,463	4,448	4,686
Equipment	809	862	2,608	2,440
Other	4,519	4,467	13,306	14,170

Total Operating Expenses	18,167	17,462	53,382	53,917

Income Before Income Taxes	12,433	10,519	33,813	29,551
Income Tax Expense	1,546	435	3,204	584

Net Income	$10,887	$10,084	$30,609	$28,967

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	September 30,	September 30,
	2020	2019
Assets
Cash and Due From Banks	$80,686	$74,413
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	238,525	184,035
Securities Available-For-Sale (AFS)	293,301	325,036
Securities Held-to-Maturity (HTM)	2,346,502	2,128,082
Total Loans	2,693,000	2,325,136
Less: Allowance for Loan Losses	31,359	28,936

Net Loans	2,661,641	2,296,200
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(2,861)	(3,352)
Bank Premises and Equipment	36,253	26,273
Accrued Interest Receivable	12,630	13,942
Goodwill	2,714	2,714
Other Assets	164,804	133,754

Total Assets	$5,834,195	$5,181,097

Liabilities
Demand Deposits	$889,237	$764,852
Interest Bearing Deposits:
Savings and NOW Deposits	1,881,897	1,818,017
Money Market Accounts	1,603,367	1,249,531
Time Deposits	597,589	512,228

Total Interest Bearing Deposits	4,082,853	3,579,776

Total Deposits	4,972,090	4,344,628
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	220,796	205,185
Other Borrowed Funds	169,972	201,804

Total Borrowed Funds	390,768	406,989
Other Liabilities	88,028	79,327
Subordinated Debentures	36,083	36,083

Total Liabilities	5,486,969	4,867,027
Total Stockholders’ Equity	347,226	314,070

Total Liabilities & Stockholders’ Equity	$5,834,195	$5,181,097

Total Average Earning Assets - QTD	$5,881,860	$4,971,831

Total Average Earning Assets - YTD	$5,571,328	$4,962,289

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	September 30,	September 30,
	2020	2019
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.96	$1.81
Earnings per average Class A share, diluted, year-to-date	$5.50	$5.20
Return on average assets, year-to-date	0.70%	0.75%
Return on average stockholders’ equity, year-to-date	11.78%	12.33%
Net interest margin (taxable equivalent), quarter	1.96%	2.08%
Net interest margin (taxable equivalent), year-to-date	2.01%	2.08%
Efficiency ratio, Non-GAAP (1)	55.4%	59.1%
Book value per share	$65.27	$59.08
Tangible book value per share - Non-GAAP (1)	$64.79	$58.59
Capital / assets	5.77%	6.21%
Tangible capital / tangible assets - Non-GAAP (1)	5.73%	6.16%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,655,469	3,650,449
Shares outstanding Class B	1,912,440	1,917,460

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.12%	1.22%
Nonaccrual loans	$1,419	$1,066
Nonperforming assets	$1,419	$1,066
Loans 90 days past due and still accruing	$49	$—
Accruing troubled debt restructures	$2,240	$2,404
Net charge-offs (recoveries), year-to-date	$(134)	$146
Leverage ratio	6.79%	7.25%
Common equity tier 1 risk weighted capital ratio	11.36%	11.90%
Tier 1 risk weighted capital ratio	12.40%	13.12%
Total risk weighted capital ratio	13.39%	14.13%
Total risk weighted assets	$3,370,541	$2,867,422

(1) Non-GAAP Financial Measures are reconciled in the following tables:
Calculation of Efficiency ratio:
Total operating expenses(numerator)	$53,382	$53,917
Less: other real estate owned expenses	—	(139)

Total adjusted operating expenses(numerator)	$53,382	$53,778

Net interest income	$78,350	$70,458
Total other operating income	12,520	13,710
Tax equivalent adjustment	5,558	6,875

Total income(denominator)	$96,428	$91,043

Efficiency ratio - Non-GAAP	55.4%	59.1%
Calculation of tangible book value per share:
Total stockholders’ equity	$363,434	$328,960
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$360,720	$326,246

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$64.79	$58.59
Book value per share - GAAP	$65.27	$59.08
Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$363,434	$328,960
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$360,720	$326,246

Total assets	$6,295,426	$5,299,181
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$6,292,712	$5,296,467

Tangible capital / tangible assets - Non-GAAP	5.73%	6.16%
Capital / assets - GAAP	5.77%	6.21%